SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): APRIL 20, 1998

                           PRIDE INTERNATIONAL, INC.
                   (FORMERLY PRIDE PETROLEUM SERVICES, INC.)
            (Exact name of registrant as specified in its charter)

        LOUISIANA                   1-13289                  76-0069030
(State or other jurisdiction (Commission File Number)       (IRS Employer
    of incorporation)                                    Identification No.)

    5847 SAN FELIPE STREET, SUITE 3300
              HOUSTON, TEXAS                           77057
 (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code:  713/789-1400

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ITEM 5.     OTHER EVENTS.

            On April 20, 1998, Pride International, Inc. (the "Company") entered into an Underwriting Agreement dated April 20, 1998 (the "Underwriting Agreement") among the Company and Smith Barney Inc. and Morgan Stanley & Co. Incorporated, as underwriters, relating to the offering of $511,431,000 aggregate principal amount at maturity (together with up to $76,714,000 aggregate principal amount at maturity subject to an underwriters' overallotment option) of the Company's Zero Coupon Convertible Subordinated Debentures Due 2018 (the "Debentures") under its Registration Statement on Form S-3 (Registration No. 333-44925). The Underwriting Agreement is being filed as an exhibit to this report. A form of First Supplemental Indenture between the Company and Marine Midland Bank, as trustee (the "Trustee"), setting forth certain terms of the Debentures, a form of Debenture and an opinion of Baker & Botts, L.L.P., counsel to the Company, as to certain tax matters relative to the Debentures are also being filed as exhibits to this report. The Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee is bound separately on Form T-1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      1.1   --    Underwriting Agreement dated April 20, 1998 among Pride
                  International, Inc., Smith Barney Inc. and Morgan Stanley &
                  Co. Incorporated.

      4.1   --    Form of First Supplemental Indenture between Pride
                  International, Inc. and Marine Midland Bank, as trustee.

      4.2   --    Form of Debenture (contained in Exhibit 4.1).

      8.1   --    Opinion of Baker & Botts, L.L.P., counsel to the Company,
                  as to certain tax matters relative to the Debentures.

      25.1  --    Statement of Eligibility and Qualification under the Trust
                  Indenture Act of 1939 of Marine Midland Bank is bound separately on Form T-1.

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                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PRIDE INTERNATIONAL, INC.

                                   By:/s/ EARL W. MCNIEL
                                   Vice President and Chief Financial Officer

Date: April 23, 1998

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